Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 27, 2024, with respect to the consolidated financial statements of Lucid Group, Inc., and the effectiveness of internal control over financial reporting incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California

June 5, 2024